Exhibit 10.4

Execution Copy

SECOND AMENDMENT TO WARRANT AGREEMENT

THIS SECOND AMENDMENT TO WARRANT AGREEMENT (this “Second Amendment”), dated as of November 2, 2016, is by and between Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent have previously entered into that certain Warrant Agreement, dated as of November 20, 2014 (the “Original Warrant Agreement”), which was amended as of April 1, 2015 (the “First Amendment”; the Original Warrant Agreement as amended by the First Amendment is herein referred to as the “Warrant Agreement”) and the Company and the Warrant Agent now desire to further amend the Warrant Agreement on the terms and subject to the conditions set forth herein (with capitalized terms used and not defined in this Second Amendment having the respective meanings given them in the Warrant Agreement);

WHEREAS, pursuant to a Placement Agency Agreement, dated November 2, 2016, by and among the Company, Maxim Group, LLC and Imperial Capital, LLC, the Company is engaged in a private offering (the “Private Offering”) of shares of its Common Stock, $.001 par value (“Common Stock”), and Warrants to purchase shares of its Common Stock (“Warrants”) and, in connection therewith, has determined to issue and deliver up to 2,000,000 Warrants to one or more investors in the Private Offering, each such Warrant evidencing the right of the holder thereof to purchase one share of Common Stock at an exercise price of $3.50 per share, subject to adjustment as described in the Warrant Agreement; and

WHEREAS, the Company intends that at a future date a registration statement (“Registration Statement”) will be filed with the Securities and Exchange Commission and upon effectiveness will be available for the public resale of the Warrants, and the related underlying Common Stock, sold in the Private Offering; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants to be issued to investors in the Private Offering and then to subsequent holders of the Warrants (“Holders”) as a result of the resale thereof pursuant to the Registration Statement; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants to be issued to investors in the Private Offering, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the Holders; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants to be issued to investors in the Private Offering, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Recitals. The foregoing Recitals are hereby incorporated into and made part of this Amendment.

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2.	Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants to be issued to one or more investors in the Private Offering, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in the Warrant Agreement, as amended hereby.

3.	Amendments to the Warrant Agreement. The Warrant Agreement is hereby amended as follows:

3.1	Section 3.3.3 of the Warrant Agreement is hereby amended and restated to read in its entirety as follows:

“3.3.3   Issuance of Common Stock on Exercise. Assuming funds for exercise are paid on or before the second trading day following the date of receipt by the Company of an exercise notice, then on or before the third trading day following the date upon which the Company has received an exercise notice for a Warrant, the Company shall cause its transfer agent to (i) provided that the transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and there is an effective registration statement applicable to the Common Stock underlying such Warrant, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian System, or (ii) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program or if there is no effective registration statement applicable to the Common Stock underlying such Warrant, issue and deliver to the Holder, or at the Holder’s instruction pursuant to the delivered exercise notice, the Holder’s agent or designee, in each case pursuant to this clause (ii), sent by reputable overnight courier to the address specified in the applicable exercise notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable exercise notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.”

3.2	Section 3.4 of the Warrant Agreement is hereby amended by inserting immediately following the words “or Follow-on Offering“ the words “or Private Offering, as applicable”.

3.3	Section 6.4 of the Warrant Agreement is hereby amended by inserting immediately following (x) the word “Statement” in the first sentence of such Section the words “except for the Warrants and related underlying shares of Common Stock sold in the Private Offering” and (y) the first sentence of such Section the words “At a future date an effective registration statement will be available for the public resale of the Warrants, and the related underlying Common Stock, sold in the Private Offering and such registration statement will be a Registration Statement for purposes of this Agreement.”

4.	Entire Agreement. The terms and conditions of this Second Amendment shall be incorporated by reference in the Warrant Agreement as though set forth in full in the Warrant Agreement. In the event of any inconsistency between the provisions of this Second Amendment and any other provision of the Warrant Agreement, the terms and provisions of this Second Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Second Amendment, all of the provisions of the Warrant Agreement shall remain in full force and effect to the extent in effect on the date of this Second Amendment. The Warrant Agreement, as modified by this Second Amendment, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter the Warrant Agreement.

5.	Miscellaneous Provisions. The provisions of Section 8 of the Warrant Agreement are hereby incorporated into this Amendment as if set forth fully herein and shall apply mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

APPLIED DNA SCIENCES, INC.

By:	/s/ James Hayward
Name: James Hayward
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:	/S/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director

Signature Page to Second Amendment to Warrant Agreement by and between Applied DNA Sciences, Inc.

and American Stock Transfer & Trust Company, LLC, as Warrant Agent